Exhibit 10.11.7

SIXTH AMENDMENT

TO

SUBLEASE

THIS SIXTH AMENDMENT TO SUBLEASE (this “Amendment”) is made and entered as of this 8th day of February, 2016 (the “Effective Date”) by and between COVIDIEN LP, a Delaware limited partnership, as successor in interest to Ludlow Technical Products Corporation, a New York corporation formerly known as Graphic Controls Corporation (“Sublandlord”), and SYNACOR, INC., a Delaware corporation (“Subtenant”).

WITNESSETH:

A.	Sublandlord is the tenant under that certain Property Lease dated March 13, 1998, with Waterfront Associates, LLC (“Landlord”), as landlord, covering Building No. 3, Waterfront Village Center, 40 La Riviere Drive, Buffalo, New York 14202 (the “Building”), as amended by that certain First Amendment to Lease dated April 29,1998, that Second Amendment to Lease dated April 21, 1999, that Third Amendment to Lease dated July 30, 1999, and that Fourth Amendment to Lease dated December 30, 2007 (collectively, the Property Lease and amendments thereto are the “Lease”).

B.	Under the terms and conditions of that certain Sublease dated as of March 3,2006 (the “Original Sublease”), as amended by that certain First Amendment to Sublease (“First Amendment”) dated September 25, 2006, that certain Second Amendment to Sublease (“Second Amendment”) dated February 27, 2007, that certain Third Amendment to Sublease (“Third Amendment”) dated June 30, 2010, that certain Fourth Amendment to Sublease (“Fourth Amendment”) dated May 21, 2013 and that certain Fifth Amendment to Sublease (“Fifth Amendment”) dated July 10, 2013 (collectively, the “Sublease”), Subtenant subleased from Sublandlord approximately 45,056 rentable square feet of space located on the first and third floors of the Building (the “Existing Premises”), which Existing Premises is more particularly described in the Sublease as the Premises.

C. The Term of the Sublease expires on March 31, 2016 and Sublandlord and Subtenant desire to extend the Term of the Sublease.

D. In addition, Subtenant also desires to vacate and surrender to Sublandlord, the space located on the first floor of the Building effective March 31, 2016.

NOW THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

ARTICLE I

EXTENSION OF TERM

Section 1.1 Commencement Date. The extended term (the “Extension Term”) of this Sublease shall commence April 1, 2016, and the Extension Term shall expire upon the Expiration Date (hereinafter defined).

Section 1.2 Expiration Date. Subject to the terms, covenants, or conditions of the Sublease and the Early Termination provision set forth in Section 1.3 of this Amendment, the Extension Term shall end on the earlier of: (a) December 31,2017, or (b) five days before the expiration or earlier termination, for any reason whatsoever, of the Lease. The date of expiration of this Sublease shall be referred to herein as the “Expiration Date.”

Section 1.3 Early Termination by Subtenant. Provided that Subtenant is not in default at the time Subtenant delivers notice, Subtenant may, at its sole option, terminate the Sublease effective as of June 30, 2017 (the “Cancellation Date”). To exercise such termination right, Subtenant must no later than March 31, 2017, give notice thereof to Sublandlord together with Subtenant’s payment to Sublandlord of $30,808.00 (the “Cancellation Fee”) in lawful money of the United States of America. As a condition to the effectiveness of Subtenant’s termination right, Subtenant shall pay to Sublandlord prior to the Cancellation Date any past-due amounts then outstanding under the Sublease. If Subtenant fails timely to deliver the Cancellation Fee or the cancellation notice or is otherwise unable to comply with or exercise this cancellation option, then Subtenant’s right to cancel the Sublease .Time is of the essence with respect thereto.

Section 1.4 Month to Month Extension. Provided that Subtenant is not in default at the time Subtenant delivers notice, Subtenant may extend this Sublease on a month to month basis beyond the Expiration Date, but in no event beyond October 31, 2018. To exercise such extension right, Subtenant must no later than November 30, 2017, give notice thereof to Sublandlord. During any such extension of the Sublease beyond the Expiration Date, either Sublandlord or Subtenant may terminate this Sublease at the end of any calendar month by giving the other party sixty days prior written notice of such termination.

ARTICLE 2

EXTENSION AS TO A PORTION OF

THE PREMISES ONLY

Section 2.1 Extension Premises. The Extension Term shall only apply to that portion of the Existing Premises located on the third floor of the Building in which the Existing Premises are located as set forth on the attached Exhibit A (the “Extension Premises”). Subtenant and Sublandlord agree that the Extension Premises contain 30,808 square feet and, that Subtenant will vacate and surrender to Sublandlord, all other portions of the Existing Premises as of March 31, 2016. Thereafter, Subtenant’s Share, as defined in Section 1.1 (i) of the Sublease shall be 29.96%, which is the percentage obtained by dividing the number of rentable square feet in the Extension Premises (30,808) by the number of rentable square feet in the Building (102,816).

Section 2.2 AS-IS Condition of Premises. Subtenant accepts the Extension Premises “AS-IS” in its presently existing condition, and Sublandlord shall not be required to perform any demolition work or tenant-finish work therein or to provide any allowances therefor.

Section 2.3 Subtenant’s Improvements. Subtenant may perform improvements in the Extension Premises subject to compliance with all of the terms, conditions and requirements of the Lease and the Sublease.

Section 2.4 Parking. Sublandlord and Subtenant agree that Section 9(a) of the Fourth Amendment is hereby amended by deleting the phrase “one hundred and fifty five (155)” and inserting the phrase “one hundred and twenty-five (125)” in its place.

ARTICLE 3

RENT

Section 3.1 Adjustment to Fixed Rent. Fixed Rent due during the Extension Term in the amount of shall be payable in equal monthly installments of $30,808.00 each for the period commencing upon the Commencement Date of the Extension Term and expiring on the Expiration Date, subject to Sections 1.3 and 1.4 hereof. Should the Sublease Term be extended on a month to month basis pursuant to Section 1.4 hereof, monthly installments of Fixed Rent in the amount of $30,808.00 shall continue to be paid by Subtenant to Sublandlord until such time as the Sublease is terminated.

Section 3.2 Security Deposit. On or before April 30,2016, Sublandlord shall pay to the Subtenant the sum of $16,622.66 which represents a refund of the Security Deposit previously paid by Subtenant to Sublandlord for that portion of the Existing Premises located on the first floor of the Building which will be surrendered and vacated by Subtenant on or before March 31, 2016.

Section 3.3 Payment of Rent. All Rent payments due to Sublandlord under the Sublease shall be made to: Covidien LP, Attn: Global Real Estate, 710 Medtronic Pkwy. MS LS-120, Minneapolis, MN 55432

ARTICLE 4

BROKERAGE

Section 4.1 Representation and Indemnification. Sublandlord and Subtenant each warrant to the other that in the negotiation of this Sixth Amendment to Sublease they dealt with no real estate broker or salesman except Pyramid Brokerage Company/Cushman Wakefield and CB Richard Ellis Buffalo NY, LLC. Sublandlord shall compensate such broker pursuant to a separate agreement. Except as otherwise set forth herein, each of Subtenant and Sublandlord shall indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent.

ARTICLE 5

NOTICES

Section 5.1 Notices. Any notice, demand, consent, approval, direction, agreement or other communication required or permitted hereunder or under any other documents in connection herewith to Sublandlord shall be in writing and shall be directed as follows:

Covidien LP

710 Medtronic Parkway

Minneapolis, MN 55432-5604

Attn: Real Estate Dept. MS LS-120

ARTICLE 6

MISCELLANEOUS TERMS

Section 6.1 Ratification. Subtenant and Sublandlord hereby ratify and confirm their respective rights and obligations under the Sublease, and represent and warrant to the other that they each have no defenses thereto.

Section 6.2 Binding Effect: Governing Law: Recitals. Except as modified hereby, the Sublease shall remain in full effect, and the Sublease and this Sixth Amendment shall be binding upon the Sublandlord and Subtenant and their successors and assigns. If any inconsistency exists or arises between the terms of this Sixth Amendment and the terms of the Sublease, the terms of this Sixth Amendment shall prevail. This Sixth Amendment shall be governed by the laws of the State of New York. The recitals at the beginning of this Sixth Amendment are hereby incorporated as of fully set forth herein. Capitalized terms used herein but not defined shall have the meanings given such terms under the Sublease.

Section 6.3 Counterparts. This Sixth Amendment may be executed in multiple counterparts, each of which shall constitute an original, with the same effect as if the signatures thereto were upon the same instrument. If any signature to this Sixth Amendment is delivered by facsimile transmission or by e-mail delivery of a portable document format (.pdf or similar format) data file, then such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf’ signature page were an original thereof. This Sixth Amendment shall become effective when both Sublandlord and Subtenant have received a counterpart hereof signed by the other.

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sixth Amendment to Sublease as of the day and year first above written.

SUBLANDLORD:			SUBTENANT:
Covidien LP		Synacor, Inc.

By:	/s/ Ann Brown	By:	/s/ William J. Stuart
Name:	Ann Brown	Name:	William J. Stuart
Title:	Sr. Director, Global Real Estate	Title:	CFO

State of New York	)
) ss.
County of Erie	)

On the 8th day of February, in the year 2016, before me, the undersigned, a Notary Public in and for said state of New York, personally appeared William J. Stuart, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the entity upon behalf of whom the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in Erie County, New York.

/s/ Michelle L. Bouton
Notary Public
My Commission Expires: 7/9/2016

State of Minnesota	)
) ss.
County of Anoka	)

On the 8th day of Feb. in the year 2016 before me, the undersigned, a Notary Public in and for said state of Minnesota, personally appeared Ann Brown, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the entity upon behalf of whom the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in Anoka County, Minnesota.

/s/ Mary McGuire Sinn
Notary Public
[SEAL]	My Commission Expires: 1/31/2021

Landlord Consent to Sixth Amendment (Synacor)

D&S Capital Real Estate III, LLC, successor in interest by acquisition to Waterfront Associates, LLC, as successor by conversion to Waterfront Associates (“Landlord”), is the landlord under the Property Lease dated March 13,1998, with Covidien LP, a Delaware limited partnership, as successor in interest to Ludlow Technical Products Corporation, formerly known as Graphic Controls Corporation (“Sublandlord”), as tenant, for that certain building containing approximately 102,816 rentable square feet of space and commonly known as Building No. 3, Waterfront Village Center, 40 La Riviere Drive, Buffalo, New York 14202 (the “Building”), which Property Lease was amended by that certain First Amendment to Lease dated April 29,1998, that Second Amendment to Lease dated April 21,1999, that Third Amendment to Lease dated July 30,1999, and that Fourth Amendment to Lease dated December 30, 2007 (as amended, the “Lease”).

Under that certain Sublease dated as of March 3, 2006, as amended by that First Amendment to Sublease dated September 25, 2006, that Second Amendment to Sublease dated February 27, 2007, that Third Amendment to Sublease dated June 30, 2010, that Fourth Amendment to Sublease (“Fourth Amendment”) dated May 21, 2013 and that Fifth Amendment to Sublease (“Fifth Amendment”) dated July 10, 2013 (collectively, the “Sublease”) by and between Sublandlord and Synacor, Inc., a Delaware corporation, as subtenant (“Subtenant”), Subtenant subleases a portion of the Building, which portion contains approximately 45,056 rentable square feet of space, is located on the first and third floors of the Building, and is defined as the “Premises” in the Sublease.

Subtenant and Sublandlord have now entered into that certain Sixth Amendment to Sublease dated as of February 8, 2016 (the “Sixth Amendment”). A copy of the Sixth Amendment is attached to this Landlord Consent. Under the Sixth Amendment, the Term of the Sublease is extended to the earlier of: (a) December 31,2017, or (b) five days before the expiration or earlier termination, for any reason whatsoever, of the Lease, or (c) June 30, 2017 if Subtenant exercises the early termination right set forth in the Sixth Amendment. Also under the Sixth Amendment, effective March 31,2016, Subtenant is relinquishing all of the first floor space subleased by Subtenant consisting of 14,248 rentable square feet of space resulting in The area being subleased by Subtenant being reduced to 30,808 rentable square feet, all on the third floor of the Building.

Landlord hereby acknowledges and agrees that it has received and reviewed a copy of the Sixth Amendment. After review, Landlord consents to the provisions of the enclosed Sixth Amendment. This Landlord Consent shall not be deemed to constitute consent by the undersigned to any subletting other than that described in the Sixth Amendment.

Landlord:

D&S Capital Real Estate III, LLC

By:	/s/ Fadi Dagher

Name:	Fadi Dagher, MD

Title:	President

Date:	2/22/15